Exhibit 99.1

Scientific Games Announces Fourth Quarter and Full Year Results

NEW YORK, March 1, 2010 — Scientific Games Corporation (NASDAQ: SGMS) today announced results for the fourth quarter and full year ended December 31, 2009.

Revenue totaled $232.9 million for the fourth quarter and $927.7 million for the full year.  The Company reported a net loss of $50.1 million in the fourth quarter, after giving effect to after-tax charges totaling $45.2 million, primarily related to the non-cash write-down of assets associated with the Company’s proposed sale of its Racing and Venue Management businesses, the non-cash impairment of certain Lottery Systems contracts and transaction- and restructuring-related expenses.  For the full year, the Company reported a net loss of $39.9 million, after giving effect to after-tax charges totaling $63.3 million.  The Company achieved strong free cash flow(1) of $108.5 million for the full year and 10% year-over-year growth in adjusted EBITDA(2) for the quarter.

Full-Year Highlights

•      Excluding a number of large contract re-pricings and unfavorable foreign currency translation, achieved solid adjusted EBITDA in a very difficult environment

•      Successfully implemented software upgrades to nine Lottery Systems customers in the U.S. for the cross-selling of Powerball® and Mega Millions, marking the first such cross-selling effort in a series of initiatives aimed at accelerating systems sales

•      Dramatically increased printing capacity in China, including the installation of a second printing press, facilitating China Sports Lottery instant ticket retail sales in excess of 15 billion RMB, and expanded the retail customer base to over 150,000; China Sports Lottery achieved fourth quarter retail sales growth of 32% over the prior-year period

•      Negotiated a number of important strategic transactions to strengthen the Company’s portfolio and facilitate growth in new areas—most notably government-sponsored internet gaming via the Company’s new joint venture, Sciplay, and the proposed combination of the Company’s Racing and Venue Management businesses with Sportech PLC, a U.K.-based sports wagering company

•      Awarded key lottery contracts in Massachusetts, Arkansas and Indiana, including the launch of Properties Plus™ in Arkansas, and expanded the Company’s offering in Puerto Rico to include a cooperative services program and instant ticket printing

•      Expanded the Company’s presence in Germany with two additional cooperative services contracts

•      Increased Global Draw’s installed terminal base by approximately 13% to 17,284 and positioned the business for continued attractive growth in 2010 and beyond; recently renewed key contracts with Gala Coral and Totesport

•      Expanded Games Media’s installed terminal base by over 60% to 2,351 and was recently awarded an additional 350 locations with U.K. pub operator Marston’s

•      Generated free cash flow of $108 million, exceeding target of $100 million

•      Reduced capital expenditures to $112 million from $230 million in 2008

•      Achieved $24 million in savings from the Company’s Profitability Improvement Program, exceeding target of $15 to $20 million

•      Completed a number of financing-related transactions that provided the Company with additional operating and financing flexibility and extended the weighted average maturity of the Company’s debt

Commenting on the results, President and Chief Executive Officer Michael R. Chambrello stated, “This past year proved to be a challenging one.  However, our performance was impacted by a confluence of factors that masked the underlying resiliency of our core lottery and gaming businesses, as we effectively navigated through the severe global economic slowdown in 2009.  We achieved impressive free cash flow and substantial cost savings during the year, and we made significant progress to strengthen our liquidity profile.  We also pursued a number of important strategic initiatives that focus our portfolio and, more importantly, provide us with state-of-the-art technology that is expected to enable us to capitalize on the trend toward convergence that we see in the gaming industry.”

“Looking ahead, we are beginning to see some signs of improving retail sales trends in our core businesses, although we remain cautious in light of the difficult economic environment,” Mr. Chambrello added.  “Importantly, with the effect of the recent large contract re-pricings now essentially behind us, along with evidence of strengthening retail sales in key instant ticket jurisdictions, new sales-driven initiatives in our Lottery Systems business and improving cash box results in our core Global Draw business, we enter the new year with confidence in our strong foundation upon which we plan to pursue our longer-term strategic growth initiatives in 2010 and beyond,” Mr. Chambrello continued.

Summary Financial Results

	Fourth Quarter		Full Year
	2008	2009	2008	2009
	($ in millions, except per share amounts)

Revenue	$263.9	$232.9	$1,118.8	$927.7
Adjusted EBITDA	$69.8	$77.1	$360.5	$314.7

Net Loss	$(69.1)	$(50.1)	$(4.5)	$(39.9)
Net Loss per Share	$(0.75)	$(0.54)	$(0.05)	$(0.43)

Total Capital Expenditures	$66.0	$31.5	$229.9	$111.6
Free Cash Flow	$1.1	$12.5	$(21.4)	$108.5

Free cash flow and adjusted EBITDA are non-GAAP financial measures defined under the section entitled “Non-GAAP Disclosure” in this press release and reconciled to GAAP financial measures in the accompanying tables.

Fourth Quarter Financial Results

In order to provide investors with additional visibility into its revenue streams, the Company has segregated revenues related to its instant ticket business from other service revenues.  Accordingly, revenue is reported herein (and will be reported going forward) in the following categories: instant ticket revenue; service revenue; and sales revenue.

Revenue totaled $232.9 million in the fourth quarter of 2009, compared to revenue of $263.9 million in the fourth quarter of 2008.  The decline in revenue was primarily the result of lower instant ticket revenue ($14.6 million) due to the shift in China instant ticket production to our joint venture, and lower service revenue ($8.8 million) stemming from Lottery Systems Group contract re-pricings.  In addition, fourth quarter 2009 revenue was negatively impacted by lower sales revenue ($7.7 million) driven by lower phone card sales and planned changes to the Company’s business model in U.K. pubs related to the shift from analog to digital terminals. The quarter benefitted from an increase in revenue related to the start up of two instant ticket lotteries, higher sales from licensed properties and increased systems revenue in China.

The Company reported an operating loss of $69.5 million for the fourth quarter of 2009, compared to an operating loss of $82.2 million in the same period in 2008.  The operating loss in the fourth quarter of 2009 included non-cash, pre-tax charges related to the proposed sale of the Racing and Venue Management businesses ($50.4 million), non-cash impairment of Lottery Systems contracts in Connecticut and Maryland ($24.7 million), transaction-related expenses ($9.7 million) and restructuring-related expenses ($5.0 million).  The operating loss in the fourth quarter of 2008 included non-cash impairment charges ($76.2 million), primarily related to Lottery Systems contacts in Mexico and Oklahoma, and restructuring-related expenses ($18.8 million), including employee termination costs ($10.9 million).

Adjusted EBITDA increased to $77.1 million, or 33.1% of revenue, in the fourth quarter of 2009, compared to adjusted EBITDA of $69.8 million, or 26.4% of revenue, in the fourth quarter of 2008.  This performance primarily reflected lower selling, general and administrative expenses ($6.1 million), increased earnings from joint ventures ($4.5 million), particularly in China and Italy, higher Lottery Systems Group income from China ($4.0 million) and increased profitability on software and hardware sales, partially offset by the impact of the decline in revenue in the quarter.

Net loss in the fourth quarter of 2009 was $50.1 million, or $0.54 per share, compared to a net loss of $69.1 million, or $0.75 per share, in the prior-year period.  This performance primarily reflected the reduced operating loss for the period, higher equity earnings from joint ventures and the benefit in the 2009 quarter of a higher effective tax rate, partially offset by a loss on a foreign currency hedge and higher net interest expense.

Printed Products Group

Printed Products Group revenue was $116.2 million in the fourth quarter of 2009, compared to $134.5 million in the fourth quarter of 2008, and primarily reflected the shift in China instant lottery ticket production to our joint venture ($14.6 million) and lower sales revenue related to the phone card business ($3.7 million), partially offset by higher sales from licensed properties and the start-up of instant ticket lottery sales in Arkansas and Puerto Rico ($4.8 million).

Operating income for the Printed Products Group improved to $26.1 million, or 22.4% of revenue, in the fourth quarter of 2009, compared to operating income of $15.7 million, or 11.7% of revenue, in the fourth quarter of 2008.  The improved performance primarily reflected lower depreciation and amortization expense ($5.5 million), the absence of employee termination costs ($4.4 million) that impacted the fourth quarter of 2008, and lower selling, general and administrative expenses ($3.4 million), including professional fees in 2009 related to the tender for the Italian instant ticket concession ($2.0 million).  In addition, the improvement in operating income as a percentage of revenue in the fourth quarter of 2009 was due to the impact of the shift in China instant lottery ticket production to our joint venture, which resulted in reducing sales and cost of sales by approximately equal amounts due to the high level of freight and import duties associated with shipping tickets to China in 2008.

Lottery Systems Group

Lottery Systems Group revenue totaled $66.9 million in the fourth quarter of 2009, compared to revenue of $73.1 million in the fourth quarter of 2008.  This performance was largely driven by lower service revenue stemming from contract re-pricings ($5.9 million) and contract terminations ($2.9 million), partially offset by higher service revenue from China, reflecting China Sports Lottery instant ticket retail sales growth of approximately 32%.

Fourth quarter 2009 operating loss was $14.1 million, compared to an operating loss of $73.2 million in the fourth quarter of 2008.  The change in operating loss for the period primarily reflected lower depreciation and amortization expense ($44.0 million), primarily due to reduced impairment charges in the fourth quarter of 2009 compared to the fourth quarter of 2008, the absence in 2009 of the 2008 loss on each of the Mexico and Oklahoma contracts ($7.8 million), increased profitability on hardware and software sales, higher income from China systems operations and lower selling, general and administrative expenses, partially offset by the impact of the Pennsylvania contract re-pricing ($6.0 million).

Diversified Gaming Group

Diversified Gaming Group revenue declined to $49.8 million in the fourth quarter of 2009, compared to revenue of $56.4 million in the fourth quarter of 2008, primarily reflecting Games Media’s planned transition from analog terminal sales to digital terminals that are being deployed under revenue participation agreements ($2.3 million) and softness in the Racing and Venue Management businesses ($3.1 million).  Global Draw’s service revenue during the fourth quarter of 2009 grew modestly from the comparable period in 2008, primarily due to continuing growth in installed terminals and win per day in the U.K. and higher revenue from Mexico.

During the fourth quarter of 2009, Global Draw’s net terminal base grew to 17,284, primarily reflecting the addition of 200 terminals in Mexico and an additional 292 terminals to off-track betting shops in Puerto Rico, partially offset by the removal of over 200 low-yielding terminals in Slovakia and elsewhere. Games Media’s installed terminal base grew to 2,351 by the end of 2009, with presence in almost 1,000 pubs.  The Company indicated that terminal base expansion and increased win per day continue to be significant areas of focus and opportunity in 2010 and beyond.  In the fourth quarter of 2009, Games Media was awarded an additional 350 locations with U.K. pub operator Marston’s and in early 2010 Global Draw was awarded new contracts with U.K. betting shop operators Gala Coral and Totesport that are expected to maintain the current installed base of over 8,000 terminals through at least 2014.

Operating loss was $58.2 million in the fourth quarter of 2009, compared to an operating loss of $0.9 million in the fourth quarter of 2008.  Fourth quarter 2009 operating loss primarily reflected charges totaling $54.4 million, including the non-cash write-down ($50.4 million) and transaction-related expenses ($4.0 million) associated with the Company’s proposed sale of its Racing and Venue Management businesses, as well as the decline in revenue.

Full Year Financial Results

Revenue totaled $927.7 million in 2009, compared to revenue of $1,118.8 million in 2008.  This performance primarily reflected the shift in China instant ticket sales to our joint venture ($39.8 million), unfavorable foreign currency translation ($39.0 million), the impact of contract re-pricings ($50.5 million) and contract terminations ($10.8 million), lower sales of licensed products ($13.7 million) and phone cards ($15.7 million), and Games Media’s planned transition to revenue participation-based digital terminals ($9.2 million).

The Company reported essentially breakeven operating income for the year, compared to operating income of $21.6 million, or 1.9% of revenue, in 2008.  The 2009 performance included the non-cash write-down of Racing and Venue Management assets held for sale ($50.4 million), non-cash impairment charges of Lottery Systems contracts in Connecticut and Maryland ($24.7 million), transaction-related expenses ($10.4 million) and restructuring-related expenses ($8.9 million).  The operating income in 2008 included non-cash impairment charges ($76.2 million) primarily related to Lottery Systems contracts in Mexico and Oklahoma, and restructuring-related expenses ($22.5 million) including employee termination costs ($13.7 million).

Adjusted EBITDA in 2009 was $314.7 million, or 33.9% of revenue, compared to adjusted EBITDA of $360.5 million, or 32.2% of revenue, in 2008.  The decline in adjusted EBITDA was primarily driven by the impact of lower revenue and unfavorable foreign currency translation ($12.1 million), partially offset by lower selling, general and administrative expenses ($19.8 million) stemming from savings related to the Company’s Profitability Improvement Program ($23.9 million), and higher income from the Company’s joint ventures and Lottery Systems contract in China.

Net loss for 2009 was $39.9 million, or $0.43 per diluted share, compared to a net loss of $4.5 million, or $0.05 per diluted share, in 2008. This performance reflected the decline in operating income for the period and higher net interest and other expense, partially offset by a year-over-year improvement in the early extinguishment of debt and a lower effective tax rate.

Profitability Improvement Program Update

The Profitability Improvement Program, initiated in the fall of 2008, yielded cost savings of $6.7 million in the fourth quarter of 2009 and $23.9 million for the full year, exceeding the Company’s 2009 goal of $15 to $20 million.  The Company has recently undertaken a global procurement initiative designed to leverage the Company’s worldwide purchasing power and outsourcing where appropriate, which it believes will drive continued improvement in its cost structure over time.

Liquidity and Capital Resources

The Company generated free cash flow of $12.5 million in the fourth quarter of 2009, compared to free cash flow of $1.1 million in the fourth quarter of 2008.  For the full year, the Company generated free cash flow of $108.5 million, compared to negative free cash flow of $21.4 million in 2008.  The improvement in free cash flow for both periods primarily reflected significantly lower capital expenditures, as well as lower cash taxes and an improvement in working capital.

“Despite the challenges we faced in 2009, we delivered exceptional cost savings and free cash flow generation,” stated Jeffrey S. Lipkin, Vice President and Chief Financial Officer.  “We plan to build on these results moving forward, and we remain focused and disciplined in our efforts to achieve long-term, profitable growth,” Mr. Lipkin added.

During the fourth quarter of 2009, the Company placed $125.0 million of Senior Subordinated Notes due 2019 and purchased $89.2 million in aggregate principal amount of its 0.75% Convertible Senior Subordinated Debentures due 2024 (the “Convertible Debentures”) in a tender offer.  When combined with repurchases earlier in the year under the Company’s repurchase program, the Company retired $263.8 million in aggregate principal amount of the Convertible Debentures during 2009, leaving a balance of $9.9 million outstanding at December 31, 2009.

At December 31, 2009, the Company had cash and cash equivalents of $260.1 million and availability under its revolving credit facility of $167.9 million, after outstanding and undrawn letters of credit, compared to cash and cash equivalents of $140.6 million and availability under the Company’s revolving credit facility of $190.2 million, after outstanding and undrawn letters of credit, as of December 31, 2008.   As of December 31, 2009, the Company had total indebtedness of $1,367.1 million, compared to total indebtedness of $1,239.5 million as of December 31, 2008.

On March 1, 2010, the Company had sufficient unrestricted cash and availability under its revolving credit facility to satisfy the liquidity condition in its credit agreement related to the Convertible Debentures and thereby prevent the acceleration of borrowings under the credit agreement.

Convertible Debentures

A market price event did not occur for the quarter ended December 31, 2009 and, accordingly, the Convertible Debentures are not convertible during the current quarter ending March 31, 2010.  During the fourth quarter of 2009, the average price of the Company’s common stock was lower than the conversion price of the Convertible Debentures.  Therefore, no shares related to the Convertible Debentures were included in the Company’s weighted-average diluted common shares outstanding for the three months and year ended December 31, 2009.

Conference Call Details

We invite you to join our conference call on March 1, 2010 at 8:30 AM Eastern Standard Time.  To access the call live via webcast, please visit www.scientificgames.com and click on the webcast link under the Investor Information section.  To access the call by telephone, please dial (866) 277-1184 (US & Canada) or (617) 597-5360 (International) 15 minutes before the start of the call.  The Conference ID# is 56701473.

About Scientific Games

Scientific Games Corporation is a leading integrated supplier of instant tickets, systems and services to lotteries worldwide, a leading supplier of server-based gaming machines and systems, Amusement and Skill with Prize betting terminals, interactive sports betting terminals and systems, and wagering systems and services to pari-mutuel operators.  It is also a licensed pari-mutuel gaming operator in Connecticut, Maine and the Netherlands.  The Company’s customers are in the United States and more than 50 countries.  For more information about the Company, please visit our website at www.scientificgames.com.

Company Contact:

Investor Relations

Scientific Games

212-754-2233

Forward-Looking Statements

In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may”,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance.  Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flow to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, joint ventures and strategic investments and relationships; inability to complete the proposed sale of the Racing and Venue Management businesses; seasonality; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; factors associated with foreign operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Disclosure

(1)   Free cash flow, as included herein, represents net cash provided by operating activities less total capital expenditures (which includes wagering systems expenditures and other intangible assets and software expenditures).  Free cash flow is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net cash provided by operating activities in a schedule below.

(2)   Adjusted EBITDA, as included herein, represents net income (loss) plus income tax expense, depreciation and amortization expense, interest expense, other expense (income), net, and loss (gain) on early extinguishment of debt, and is adjusted to add back segment and corporate employee termination costs, Lottery Systems contract impairment costs, Global Draw earn-out costs, costs associated with a CEO retirement and a division president retirement, acquisition due diligence charges, restructuring advisory fees, costs associated with the California Horse Racing Board resolution, costs associated with a property tax settlement, legal costs associated with termination of our Lottery Systems contract in Mexico, legal costs associated with the Italian tender, a Lottery Systems insurance settlement, a Lottery Systems Mexico accrual reversal, the write-down of Racing and Venue Management assets held for sale and stock compensation charges.  Adjusted EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net income (loss) in a schedule below.  Adjusted EBITDA margin represents adjusted EBITDA divided by total revenue.  Management believes that the GAAP financial measure used by the Company that is most directly comparable to adjusted EBITDA margin is operating income margin (which is set forth in a schedule below).

The Company’s management uses the foregoing non-GAAP financial measures in conjunction with GAAP financial measures to: monitor and evaluate the performance of the Company’s business operations; facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; review and assess the operating performance of the Company’s management team; analyze and evaluate financial and strategic planning decisions regarding future operating investments; and plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.  Accordingly, the Company’s management believes that these non-GAAP financial measures are useful to investors to provide them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management.

In addition, management believes adjusted EBITDA is helpful in assessing the Company’s operating performance and highlighting trends in the Company’s core businesses that may not otherwise be apparent when relying solely on GAAP financial measures, because this non-GAAP financial measure eliminates from earnings financial items that management believes have less bearing on the Company’s performance.  In addition, management believes that adjusted EBITDA is useful in evaluating the Company’s financial performance because it is a commonly used financial analysis tool for measuring and comparing gaming companies in several areas, such as liquidity, operating performance and leverage.  Management further believes that adjusted EBITDA and free cash flow provide useful information regarding the Company’s liquidity and its ability to service debt and fund investments.

Accordingly, the Company’s management believes that the presentation of the non-GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with financial information that can be useful in assessing the Company’s financial condition and operating performance.

The non-GAAP financial measures used herein should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.  The non-GAAP financial measures as defined in this press release may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

Beginning with our earnings release for the quarter ending March 31, 2010, the definition of “adjusted EBITDA” will be based on the definition of “consolidated EBITDA” in our credit agreement (summarized in the paragraph below), except that adjusted EBITDA as used in our earnings release will include (without duplication) our share of the income (or deficit) of our joint ventures, whether or not such income has been distributed to us (whereas “consolidated EBITDA” for purposes of the credit agreement includes such income only to the extent it has been distributed to us).  In order to provide continuity between the presentation of adjusted EBITDA as used herein and in recent earnings releases and the presentation of the revised definition of adjusted EBITDA that will be used going forward, the Company has included schedules below setting forth adjusted EBITDA under the revised definition as compared to adjusted EBITDA as reported for the periods indicated.

“Consolidated EBITDA” means, for any period, “consolidated net income” as defined in the credit agreement (i.e., generally our consolidated net income (or loss) excluding the income (or deficit) of our joint ventures except to the extent that such income has been distributed to us) for such period plus, to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (1) income tax expense, (2) depreciation and amortization expense, (3) interest expense, (4) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with debt (see line item captioned “Debt-Related Fees and Charges” in the schedules below), (5) amortization of intangibles (including goodwill) and organization costs (see line item captioned “Amortization of Intangibles” in the schedules below), (6) earn-out payments with respect to certain acquisitions that we have made, such as our acquisition of Global Draw, or any other permitted acquisitions (generally, acquisitions of companies that are primarily engaged in the same or related line of business and that become subsidiaries of ours, or acquisitions of all or substantially all of the assets of another company or division or business unit of another company), including any loss or expense with respect to such earn-out payments (see line item captioned “Earn-Outs for Permitted Acquisitions” in the schedules below), (7) extraordinary charges or losses determined in accordance with GAAP, (8) non-cash stock-based compensation expenses, (9) up to $3,000,000 of expenses, charges or losses resulting from certain Peru investments (see line item captioned “Peru Investment Expenses” in the schedules below), (10) the non-cash portion of any non-recurring write-offs or write-downs as required in accordance with GAAP (see line item captioned “Non-Recurring Write-Offs under GAAP” in the schedules below), (11) advisory fees and related expenses paid to advisory firms in connection with permitted acquisitions (see line item captioned “Acquisition Advisory Fees” in the schedules below), (12) certain specified “permitted add-backs” (i.e., (A) up to $15,000,000 (less the amount of certain permitted pro forma adjustments to consolidated EBITDA in connection with material acquisitions) of charges incurred during any 12-month period in connection with (i) reductions in workforce, (ii) contract losses, discontinued operations, shutdown expenses and cost reduction initiatives, (iii) transaction expenses incurred in connection with potential acquisitions and divestitures, whether or not consummated, and (iv) restructuring charges and transaction expenses incurred in connection with certain transactions with Playtech Limited or its affiliates, and (B) reasonable and customary costs incurred in connection with amendments to the credit agreement) (see line item captioned “Specified Permitted Add-Backs” in the schedules below) (provided that the foregoing amounts do not include write-offs or write-downs of accounts receivable or inventory and, except with respect to permitted add-backs, any write-off or write-down to the extent it is in respect of cash payments to be made in a future period), (13) to the extent treated as an expense in the period paid or incurred, certain payments, costs and obligations made or incurred by us in connection with any award of a license to operate the instant ticket lottery in Italy, including any up-front fee required under the applicable tender process (see line item captioned “Italian Concession Obligations” in the schedules below), (14) restructuring charges, transaction expenses and shutdown expenses incurred in connection with the disposition of all or part of our Racing and Venue Management businesses, together with up to $7,325,000 of charges incurred in connection with discontinued operations and cost-reduction initiatives associated with such disposition (see line item captioned “Racing Disposition Charges and Expenses” in the schedules below) and (15) up to £5,250,000 during any four-quarter period of expenses or charges incurred in connection with the payment of license royalties or other fees to Playtech Limited or its affiliates and for software services provided to Global Draw or Games Media by Playtech Limited or its affiliates (see line item captioned “Playtech Royalties and Fees” in the schedules below), minus, to the extent included in the statement of such consolidated net income for such period, the sum of (1) interest income, (2) extraordinary income or gains determined in accordance with GAAP and (3) income or gains with respect to earn-out payments with respect to acquisitions referred to above (see line item captioned “Income on Earn-Outs for Permitted Acquisitions” in the schedules below).  Consolidated EBITDA is also subject to certain adjustments in connection with material acquisitions and dispositions as provided in the credit agreement.  The foregoing definitions of “consolidated net income” and “consolidated EBITDA” are qualified in their entirety by the full text of such definitions in our credit agreement, a copy of which is attached as

Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2010.

The Company’s management believes that the revised definition of adjusted EBITDA, which the Company intends to use going forward beginning with the first quarter 2010 earnings release, is useful to investors for the reasons described above and because the definition is derived from the definition of “consolidated EBITDA” in our credit agreement, which is used to calculate the Company’s compliance with the financial covenants contained in the credit agreement.  In addition, the free cash flow performance metric used in determining performance-based bonuses for 2010 is calculated by subtracting total capital expenditures (which includes wagering systems expenditures and other intangible assets and software expenditures) from the revised definition of adjusted EBITDA (subject to certain additional adjustments in the discretion of the Compensation Committee (e.g., to take into account acquisitions, divestitures, sign-on or guaranteed bonuses approved by the Compensation Committee and accounting changes during the year)).  Moreover, the operating income performance metric used in determining performance-based bonuses for 2010 is subject to the same adjustments used to determine the revised definition of adjusted EBITDA (and certain additional adjustments in the discretion of the Compensation Committee (e.g., to take into account acquisitions, divestitures, sign-on or guaranteed bonuses approved by the Compensation Committee and accounting changes during the year)).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended December 31, 2008 and 2009

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,
	2008	2009
Operating revenue:
Instant ticket	$127,155	$112,621
Services	108,773	100,016
Sales	27,990	20,248
Total operating revenue	263,918	232,885

Operating expenses:
Cost of instant tickets (exclusive of depreciation and amortization)	81,851	68,229
Cost of services (exclusive of depreciation and amortization)	72,540	59,022
Cost of sales (exclusive of depreciation and amortization)	22,048	13,641
Selling, general and administrative expenses	46,210	48,769
Write-down of assets held for sale	—	54,356
Employee termination costs	10,923	—
Depreciation and amortization	112,543	58,331
Operating (loss)	(82,197)	(69,463)
Other (income) expense:
Interest expense	22,326	24,558
Equity in earnings of joint ventures	(9,958)	(14,462)
Early extinguishment of debt	—	(234)
Other (income) expense	(3,178)	3,868
	9,190	13,730
Loss before income tax expense	(91,387)	(83,193)
Income tax benefit	(22,320)	(33,052)
Net loss	$(69,067)	$(50,141)

Basic and diluted net loss per share:
Basic net loss	$(0.75)	$(0.54)
Diluted net loss	$(0.75)	$(0.54)
Weighted average number of shares:
Basic shares	92,704	93,070
Diluted shares	92,704	93,070

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Twelve Months Ended December 31, 2008 and 2009

(Unaudited, in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2008	2009
Operating revenue:
Instant ticket	$548,308	$453,238
Services	451,664	410,014
Sales	118,857	64,497
Total operating revenue	1,118,829	927,749

Operating expenses:
Cost of instant tickets (exclusive of depreciation and amortization)	331,501	270,836
Cost of services (exclusive of depreciation and amortization)	263,284	234,093
Cost of sales (exclusive of depreciation and amortization)	85,856	44,539
Selling, general and administrative expenses	184,213	168,248
Write-down of assets held for sale	—	54,356
Employee termination costs	13,695	3,920
Depreciation and amortization	218,643	151,784
Operating income (loss)	21,637	(27)
Other (income) expense:
Interest expense	78,071	87,498
Equity in earnings of joint ventures	(58,570)	(59,220)
Early extinguishment of debt	2,960	(4,829)
Other (income) expense	(4,691)	2,856
	17,770	26,305
Income (loss) before income tax expense	3,867	(26,332)
Income tax expense	8,352	13,547
Net loss	$(4,485)	$(39,879)

Basic and diluted net loss per share:
Basic net loss	$(0.05)	$(0.43)
Diluted net loss	$(0.05)	$(0.43)
Weighted average number of shares:
Basic shares	92,875	92,701
Diluted shares	92,875	92,701

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET DATA

December 31, 2008 and December 31, 2009

(Unaudited, in thousands)

	December 31,	December 31,
	2008	2009
Assets:
Cash and cash equivalents	$140,639	$260,131
Other current assets	371,139	321,495
Assets held for sale	—	91,102
Property and equipment, net	575,479	468,439
Long-term assets	1,095,196	1,150,625
Total assets	$2,182,453	$2,291,792

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$43,384	$24,808
Other current liabilities	217,300	180,298
Liabilities held for sale	—	20,097
Long-term debt, excluding current portion	1,196,083	1,342,255
Other long-term liabilities	129,857	104,576
Stockholders’ equity	595,829	619,758
Total liabilities and stockholders’ equity	$2,182,453	$2,291,792

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

Three Months Ended December 31, 2008 and 2009

(Unaudited, in thousands)

	Three Months Ended December 31, 2008
	Printed	Lottery	Diversified
	Products	Systems	Gaming
	Group	Group	Group	Totals

Instant ticket revenue	$127,155	$—	$—	$127,155
Service revenue	—	57,690	51,083	108,773
Sales revenue	7,295	15,373	5,322	27,990
Total revenue	134,450	73,063	56,405	263,918
Cost of instant tickets (1)	81,851	—	—	81,851
Cost of services (1)	—	39,906	32,634	72,540
Cost of sales (1)	3,868	15,902	2,278	22,048
Selling, general and administrative expenses	14,248	7,892	6,430	28,570
Employee termination costs	4,441	2,576	1,152	8,169
Depreciation and amortization (2)	14,363	79,999	14,800	109,162
Segment operating income (loss)	$15,679	$(73,212)	$(889)	$(58,422)
Unallocated corporate expense				21,021
Corporate employee termination costs				2,754
Consolidated operating loss				$(82,197)

Operating income margin				N/A

	Three Months Ended December 31, 2009
	Printed	Lottery	Diversified
	Products	Systems	Gaming
	Group	Group	Group	Totals

Instant ticket revenue	$112,621	$—	$—	$112,621
Service revenue	—	51,602	48,414	100,016
Sales revenue	3,598	15,284	1,366	20,248
Total revenue	116,219	66,886	49,780	232,885
Cost of instant tickets (1)	68,229	—	—	68,229
Cost of services (1)	—	27,149	31,873	59,022
Cost of sales (1)	2,195	10,592	854	13,641
Selling, general and administrative expenses	10,838	7,183	7,640	25,661
Write-down of assets held for sale	—	—	54,356	54,356
Employee termination costs	—	—	—	—
Depreciation and amortization (2)	8,886	36,021	13,265	58,172
Segment operating income (loss)	$26,071	$(14,059)	$(58,208)	$(46,196)
Unallocated corporate expense				23,267
Corporate employee termination costs				—
Consolidated operating loss				$(69,463)

Operating income margin				N/A

(1) Exclusive of depreciation and amortization.

(2) Includes amortization of service contract software.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

Twelve Months Ended December 31, 2008 and 2009

(Unaudited, in thousands)

	Twelve Months Ended December 31, 2008
	Printed	Lottery	Diversified
	Products	Systems	Gaming
	Group	Group	Group	Totals

Instant ticket revenue	$548,308	$—	$—	$548,308
Service revenue	—	236,022	215,642	451,664
Sales revenue	31,943	62,708	24,206	118,857
Total revenue	580,251	298,730	239,848	1,118,829
Cost of instant tickets (1)	331,501	—	—	331,501
Cost of services (1)	—	132,335	130,949	263,284
Cost of sales (1)	20,177	54,254	11,425	85,856
Selling, general and administrative expenses	59,336	33,634	25,923	118,893
Employee termination costs	7,213	2,576	1,152	10,941
Depreciation and amortization (2)	43,091	125,764	45,575	214,430
Segment operating income (loss)	$118,933	$(49,833)	$24,824	$93,924
Unallocated corporate expense				69,533
Corporate employee termination costs				2,754
Consolidated operating income				$21,637

Operating income margin				1.9%

	Twelve Months Ended December 31, 2009
	Printed	Lottery	Diversified
	Products	Systems	Gaming
	Group	Group	Group	Totals

Instant ticket revenue	$453,238	$—	$—	$453,238
Service revenue	—	211,015	198,999	410,014
Sales revenue	13,374	46,372	4,751	64,497
Total revenue	466,612	257,387	203,750	927,749
Cost of instant tickets (1)	270,836	—	—	270,836
Cost of services (1)	—	110,660	123,433	234,093
Cost of sales (1)	8,923	32,619	2,997	44,539
Selling, general and administrative expenses	44,979	30,225	24,923	100,127
Write-down of assets held for sale	—	—	54,356	54,356
Employee termination costs	2,016	125	433	2,574
Depreciation and amortization (2)	32,982	68,902	49,224	151,108
Segment operating income (loss)	$106,876	$14,856	$(51,616)	$70,116
Unallocated corporate expense				68,797
Corporate employee termination costs				1,346
Consolidated operating loss				$(27)

Operating income margin				N/A

(1) Exclusive of depreciation and amortization.

(2) Includes amortization of service contract software.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2009	2008	2009

Net income (loss)	$(69,067)	$(50,141)	$(4,485)	$(39,879)
Add: Income tax expense	(22,320)	(33,052)	8,352	13,547
Add: Depreciation and amortization expense	112,543	58,331	218,643	151,784
Add: Interest expense	22,326	24,558	78,071	87,498
Add: Other expense (income), net	(3,178)	3,868	(4,691)	2,856
Add: Loss (gain) on early extinguishment of debt	—	(234)	2,960	(4,829)
EBITDA	$40,304	$3,330	$298,850	$210,977

Add: Printed Products employee termination costs	$4,441	$—	$7,213	$3,920
Add: Lottery Systems employee termination costs	2,576	—	2,576	—
Add: Lottery Systems contract impairment	7,831	—	7,831	—
Add: Diversified Gaming employee termination costs	1,152	—	1,152	—
Add: Corporate employee termination costs	2,754	—	2,754	—
Add: Global Draw earn-out	930	—	4,376	—
Add: Division President retirement	—	—	930	—
Add: CEO retirement	—	2,000	—	2,000
Add: Acquisition due diligence charges	—	3,754	—	3,754
Add: Restructuring advisory fees	—	2,951	—	2,951
Add: California Horse Race Board resolution	—	—	700	—
Add: Lottery Systems Mexico legal costs	—	—	—	900
Add: Property tax settlement	—	—	—	1,005
Add: Italy legal costs	—	1,976	—	2,633
Add: Lottery Systems insurance settlement	—	—	—	(1,308)
Add: Lottery Systems Mexico accrual reversal	—	—	—	(1,112)
Add: Write-down of Racing and Venue Management assets held for sale	—	54,356	—	54,356
Add: Stock compensation charges	9,774	8,685	34,122	34,589
Adjusted EBITDA	$69,762	$77,052	$360,504	$314,665

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO REVISED DEFINITION OF ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008

Net income (loss)	$16,663	$25,754	$22,166	$(69,067)
Add: Income tax expense	8,494	12,316	9,862	(22,320)
Add: Depreciation and amortization expense	34,504	35,108	36,487	112,543
Add: Interest expense	17,145	17,680	20,920	22,326
Add: Other expense (income), net	50	(745)	(818)	(3,178)
Add: Loss (gain) on early extinguishment of debt	—	2,960	—	—
EBITDA	$76,856	$93,073	$88,617	$40,304

Add: Debt Related Fees and Charges	$—	$—	$—	$—
Add: Amortization of Intangibles	—	—	—	—
Add: Earn-outs for Permitted Acquisitions (1)	1,776	1,670	—	930
Add: Extraordinary Charges or Losses under GAAP	—	—	—	—
Add: Non-Cash Stock-Based Compensation Expenses	8,518	7,610	8,220	9,774
Add: Peru Investment Expenses, Charges or Losses	—	—	30	—
Add: Non-Recurring Write-Offs under GAAP	—	—	—	562
Add: Acquisition Advisory Fees	—	—	—	—
Add: Specified Permitted Add-Backs (2)	—	—	—	17,253
Add: Italian Concession Obligations	—	—	—	—
Add: Racing Disposition Charges and Expenses	—	—	—	—
Add: Playtech Royalties and Fees	—	—	—	—
Add/Less: Other (expense) income, net (3)	(50)	745	818	3,178
Less: Interest Income	(394)	(520)	(970)	(523)
Less: Extraordinary Income or Gains under GAAP	—	—	—	—
Add: Income on Earn-Outs for Permitted Acquisitions	—	—	—	—
Less: (Loss) gain on early extinguishment of debt (4)	—	(2,960)	—	—
Add/Less: Other	—	—	—	—

Revised Adjusted EBITDA	$86,706	$99,618	$96,715	$71,478

(1)	Amounts reflect Global Draw employee contingent bonus payments.
(2)	Amounts include transaction expenses, contract impairments and restructuring expenses.
(3)	Adjustment to conform to credit agreement definition. Amounts include foreign exchange transactions, interest income, minority interest and other items.
(4)	Adjustment to conform to credit agreement definition.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO REVISED DEFINITION OF ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009

Net income (loss)	$(25,190)	$20,346	$15,106	$(50,141)
Add: Income tax expense	38,641	1,093	6,865	(33,052)
Add: Depreciation and amortization expense	31,143	30,261	32,049	58,331
Add: Interest expense	18,809	21,395	22,736	24,558
Add: Other expense (income), net	(1,917)	931	(27)	3,868
Add: Loss (gain) on early extinguishment of debt	(2,288)	(1,756)	(550)	(234)
EBITDA	$59,198	$72,270	$76,179	$3,330

Add: Debt Related Fees and Charges (1)	$289	$546	$181	$122
Add: Amortization of Intangibles	—	—	—	—
Add: Earn-outs for Permitted Acquisitions (2)	—	219	—	—
Add: Extraordinary Charges or Losses under GAAP	—	—	—	—
Add: Non-Cash Stock-Based Compensation Expenses	11,278	7,339	7,286	8,686
Add: Peru Investment Expenses, Charges or Losses	—	—	—	—
Add: Non-Recurring Write-Offs under GAAP	—	—	—	50,361
Add: Acquisition Advisory Fees	—	—	—	—
Add: Specified Permitted Add-Backs (3)	3,987	—	129	8,705
Add: Italian Concession Obligations	—	—	657	1,976
Add: Racing Disposition Charges and Expenses	—	—	—	3,995
Add: Playtech Royalties and Fees	—	—	—	—
Add/Less: Other expense (income), net (4)	1,917	(931)	27	562
Less: Interest Income	(322)	(199)	(323)	(413)
Less: Extraordinary Income or Gains under GAAP	—	—	—	—
Add: Income on Earn-Outs for Permitted Acquisitions	—	—	—	—
Add: (Loss) gain on early extinguishment of debt (5)	2,288	1,756	550	234
Add/Less: Other	—	—	—	—

Revised Adjusted EBITDA	$78,635	$81,000	$84,686	$77,558

(1)	Amounts reflect write-off of unamortized deferred financing costs in connection with early extinguishment of debt.
(2)	Amounts reflect Global Draw employee contingent bonus payments.
(3)	Amounts include management transition expenses, transaction expenses, contract impairments and restructuring expenses.
(4)	Adjustment to conform to credit agreement definition. Amounts include foreign exchange transactions, interest income, minority interest and other items.
(5)	Adjustment to conform to credit agreement definition.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO REVISED DEFINITION OF ADJUSTED EBITDA

(Unaudited, in thousands)

	Twelve Months
	December 31, 2008		December 31, 2009
	Revised Adjusted EBITDA	Adjusted EBITDA	Revised Adjusted EBITDA	Adjusted EBITDA

Net income (loss)	$(4,485)	$(4,485)	$(39,879)	$(39,879)
Add: Income tax expense	8,352	8,352	13,547	13,547
Add: Depreciation and amortization expense	218,643	218,643	151,784	151,784
Add: Interest expense	78,071	78,071	87,498	87,498
Add: Other expense (income), net	(4,691)	(4,691)	2,856	2,856
Add: Loss (gain) on early extinguishment of debt	2,960	2,960	(4,829)	(4,829)
EBITDA	$298,850	298,850	$210,977	$210,977

Add: Debt Related Fees and Charges (1)	$—	$—	$1,138	$—
Add: Amortization of Intangibles	—	—	—	—
Add: Earn-outs for Permitted Acquisitions (2)	4,376	4,376	219	—
Add: Extraordinary Charges or Losses under GAAP	—	—	—	—
Add: Non-Cash Stock-Based Compensation Expenses	34,122	34,122	34,589	34,589
Add: Peru Investment Expenses, Charges or Losses	30	—	—	—
Add: Non-Recurring Write-Offs under GAAP (3)	562	—	50,361	54,356
Add: Acquisition Advisory Fees	—	—	—	—
Add: Specified Permitted Add-Backs (4)	17,253	21,526	12,821	12,625
Add: Italian Concession Obligations	—	—	2,633	2,633
Add: Racing Disposition Charges and Expenses (5)	—	—	3,995	—
Add: Playtech Royalties and Fees	—	—	—	—
Add: Other expense (income), net (6)	4,691	—	1,575	—
Less: Interest Income (7)	(2,407)	—	(1,256)	—
Less: Extraordinary Income or Gains under GAAP	—	—	—	—
Add: Income on Earn-Outs for Permitted Acquisitions	—	—	—	—
Add/Less: (Loss) gain on early extinguishment of debt (8)	(2,960)	—	4,829	—
Add/Less: Other (9)	—	1,630	—	(515)

Adjusted EBITDA	$354,517	$360,504	$321,881	$314,665

Variance	$(5,987)		$7,216

(1) Amount reflects write-off of unamortized deferred financing costs in connection with early extinguishment of debt.

(2) Amounts reflect Global Draw employee contingent bonus payments.

(3) Reflects inclusion in 2008 revised adjusted EBITDA of $562 related to write-offs of deferred acquisition expenses.  Difference in amounts for 2009 period reflect $3,995 of transaction expenses related to proposed sale of Racing and Venue Management businesses that are included in Racing Disposition Charges and Expenses (see footnote 5).

(4) Amounts include management transition expenses, transaction expenses, contract impairments and restructuring expenses.  Difference in amounts for 2008 period reflects exclusion from revised adjusted EBITDA of $2,772 of restructuring expenses and inclusion in revised adjusted EBITDA of the reversal of reserves related to the shut-down of a Lottery Systems contract.

(5) Amount reflects $3,995 of transaction expenses related to proposed sale of Racing and Venue Management businesses (which are included in adjusted EBITDA as Non-Recurring Write-Offs under GAAP) (see footnote 3)).

(6) Adjustment to conform to credit agreement definition.

(7) Reflects exclusion of interest income from revised adjusted EBITDA.

(8) Adjustment to conform to credit agreement definition.

(9) Reflects exclusion in 2008 revised adjusted EBITDA of $930 for division president retirement and $700 related to California Horse Racing Board resolution.  Reflects exclusion in 2009 revised adjusted EBITDA of $900 of Lottery Systems Mexico legal costs and $1,005 of property tax settlements (offset by a Lottery Systems insurance settlement of $1,308 and Mexico accrual reversal of $1,112).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CALCULATION OF FREE CASH FLOW

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2009	2008	2009

Net cash provided by operating activities	$67,053	$44,082	$208,498	$220,077

Less: Capital expenditures	(8,800)	(3,795)	(19,686)	(12,932)
Less: Wagering systems expenditures	(44,627)	(19,741)	(163,954)	(64,610)
Less: Other intangible assets and software expenditures	(12,567)	(7,999)	(46,278)	(34,039)
Total Capital Expenditures	$(65,994)	$(31,535)	$(229,918)	$(111,581)

Free cash flow	$1,059	$12,547	$(21,420)	$108,496

For 2009, net cash provided by operating activities includes an outflow of $10 million relating to a retirement plan.  This outflow is offset by an inflow connected with the retirement plan but reflected as an investing activity.  Other than capital expenditures, investing activities are not a component of free cash flow. As a result, only the outflow is being shown in the free cash flow calculation.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

Key Performance Indicators

(Unaudited, in thousands, except terminals and ASP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2009	2008	2009

Select Data:
Italy - Gratta e Vinci
Revenues (Euros)	2,342,000	2,347,000	9,275,000	9,435,000

China - China Sports Lottery
Revenues (RMB)	2,814,000	3,702,000	10,231,000	15,180,000
Tickets Sold	539,603	538,658	1,910,631	2,163,428
ASP (RMB)	5.21	6.87	5.35	7.02

Terminal installed base at end of period:
Global Draw	15,288	17,284	15,288	17,284
Games Media	1,453	2,351	1,453	2,351